Exhibit 4.4

STONEGATE MORTGAGE CORPORATION 2013 OMNIBUS INCENTIVE COMPENSATION PLAN

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”), dated as of the • day of [Month], [Year] (the “Grant Date”), is by and between STONEGATE MORTGAGE CORPORATION, an Ohio corporation (the “Company”), and [GRANTEE] (the “Grantee”), pursuant to the Stonegate Mortgage Corporation 2013 Omnibus Incentive Compensation Plan, as may be amended from time to time (the “Plan”).

1. Grant of Options. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee stock options to purchase • Shares (the “Stock Options”) at the exercise price of $• per Share (the “Exercise Price”) (which may not be less than the Fair Market Value of a Share on the Grant Date), subject to adjustment in certain events as set forth in the Plan.

2. Nonqualified Stock Options. The Stock Options are nonqualified stock options and are not intended to qualify as “incentive stock options” under Section 422 of the Code and, as such, shall not be entitled to the benefits set forth in Section 422 of the Code.

3. Vesting and Exercise.

(a) Vesting. None of the Stock Options shall be exercisable until they have vested. Except as otherwise provided herein, the Stock Options granted hereunder shall vest, and thereby become exercisable subject to the terms and conditions set forth herein and in the Plan, in equal annual installments of [25]% on each of the [first through fourth] anniversaries of the Grant Date, and shall be exercisable, only to the extent vested, and shall be subject to the terms and conditions herein. The Stock Options shall cease to vest upon the occurrence of a Termination Event, subject to Section 4 below. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of any unvested Stock Options.

(b) Exercise. Subject to the terms and conditions in the Plan and in this Agreement, vested Stock Options may be exercised at any time after vesting but no later than the tenth anniversary of the Grant Date (the “Expiration Date”) on which date all unexercised Stock Options shall terminate and be forfeited to the Company. In order to exercise a vested Stock Option, the Grantee shall provide written notice of exercise to the Company, attention [    ] of the Company, stating in that notice the date of exercise and specifying the number of Shares to be acquired. Notwithstanding the foregoing, Stock Options granted hereunder may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state securities laws, the requirements of any stock exchange with which the Shares may be listed and other applicable rules or regulations, in each case, as may be in effect on the date of exercise.

(c) Payment and Issuance of Shares. Upon exercise, the Grantee shall pay the Exercise Price for such exercised Stock Options in cash or by certified or official bank check or in another form as determined by the Company, which may include personal check, Shares (based on Fair Market Value as of the exercise date), any other form of consideration approved by the Company and permitted by law and any combination of the foregoing, on the date of exercise and the Company agrees to issue to the Grantee the applicable number of Shares on such date. The Company may postpone such issuance until it receives satisfactory proof that the issuance of such Shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, or the requirements of applicable state law or other laws, rules or regulations relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. The Grantee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

4. Effect of Termination Event on Options. If a Grantee has a Termination Event, (i) all of the Stock Options that have not vested as of the Termination Date shall be cancelled by the Company and forfeited by the Grantee as of the Termination Date and (ii) any Stock Options that had previously vested as of the Termination Date shall be cancelled by the Company and forfeited by the Grantee on the earlier of (A) the date that is three months after the Termination Date and (B) the Expiration Date, provided, however, that if the Grantee has a Termination Event due to death or Disability, or dies during the three months following a Termination Event, the Stock Options shall terminate on the earlier of (A) the date that is one year after the Termination Date and (B) the Expiration Date, as provided in the Plan.

5. Change in Control. Upon a Change in Control, the terms of Section 3.7 of the Plan shall govern treatment of this Award.

6. Ownership, Voting Rights, Duties. The Grantee will not have any rights of a stockholder of the Company with respect to the Shares subject to this Award until the delivery of such Shares.

7. Transferability and Resale Restrictions. The Stock Options may not be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and except as set forth in Section 3.5 of the Plan and Section 4 above, all such Stock Options will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. All of the terms and conditions of the Plan and this Agreement will be binding upon any permitted successors and assigns.

8. Tax Representations and Tax Withholding. The Grantee acknowledges that the Grantee does not construe the contents of this Agreement or the Plan or any other information (whether written or oral) provided to the Grantee as legal, business or tax advice. The Grantee represents and warrants that the Grantee has had the opportunity to consult the Grantee’s personal legal counsel, accountant and other advisors as to legal, tax, economic and related matters regarding this Agreement and the Plan and/or an investment in the Shares and their suitability for the Grantee. The Grantee understands that the Grantee shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that he or she incurs in connection with this investment or the transactions contemplated by this Agreement. The Company may require the Grantee to pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any taxes of any kind required by law to be withheld with respect to the Shares.

9. Entire Agreement; Plan Controlling. The Grantee agrees that, except to the extent set forth herein, this Agreement and the Plan contain the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter hereof. The Grantee agrees that the Plan is incorporated herein by reference. If and to the extent that any provision of this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and such provision of this Agreement shall be deemed modified to the extent, but only to the extent, of such conflict or inconsistency. The determination of the Committee on all matters relating to the Plan or this Agreement will be final, binding and conclusive. Capitalized terms not defined in this Agreement have the meanings as used or defined in the Plan. The Grantee acknowledges that the Grantee has received a copy of the Plan and that to the extent the Grantee needs an additional copy of the Plan one can be obtained at any time by contacting the [    ] of the Company.

10. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to the principles of conflict of laws.

(b) Notices. All notices or other communications required or permitted under the terms of this Agreement must be in writing (except as otherwise specifically provided herein) and must be given by personal delivery, by express delivery service or by certified or registered U.S. mail, postage prepaid, return receipt requested. Notice to the Corporation must be addressed to the principal office of the Corporation or to any other address as the Corporation has subsequently furnished in writing to the Grantee for that purpose, Attention Chairman of the Board. Notices to the Grantee must be addressed to the Grantee’s current addresses appearing on the books and records of the Corporation.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(d) Venue. In accordance with Section 3.17 of the Plan, the Company and the Grantee hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of Marion, State of Indiana, over any suit, action or proceeding arising out of or relating to or concerning the Plan or proceeding arising out of or relating to or concerning the Plan or this Agreement.

(e) Severable. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

(f) No Right to Continued Employment. Nothing in the Plan or this Agreement shall confer upon the Grantee any right to continued employment or continued engagement, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment or engagement of the Grantee at any time.

(g) Amendment. The Committee may amend the Plan and this Agreement in any respect whatsoever, provided that any such amendment that materially adversely impairs any rights of the Grantee under this Agreement shall be made only with the consent of the Grantee.

(h) Headings. The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

“Corporation” STONEGATE MORTGAGE CORPORATION

By:

“Grantee”

[Grantee]

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